EXHIBIT 15.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229957 and No. 333-198578) and Form F-3 (No. 333-235338) of JD.com, Inc. of our report dated April 27, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting of Bitauto Holdings Limited, which appears in this Form 20-F/A (Amendment No. 1).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

May 29, 2020